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                                                                       EXHIBIT 7





                         CONSENT OF ERNST & YOUNG LLP
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1996 for Chubb Colonial Life Insurance Company (formerly "The Colonial Life Insurance Company of America") in Post-Effective Amendment No. 3 to the Registration Statement (Form S-6 No. 33-77496) and related Prospectus for the registration of units of interest in the Colonial Separate Account B under individual flexible premium variable life insurance policies offered by Chubb Colonial Life Insurance Company.


                                                               ERNST & YOUNG LLP

Boston, Massachusetts
December 13, 1996